EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-3 of our reports dated March 14, 1997, (April 30, 1997 as to Note 16) appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Dallas, Texas
June 30, 1997